As filed with the Securities and Exchange Commission on

Registration No. 333-43756

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALLAWAY GOLF COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	95-3797580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008

(760) 931-1771

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

2001 Non-Employee Directors Stock Option Plan

1996 Stock Option Plan

(Full Title of the Plan)

Brian P. Lynch

Senior Vice President, General Counsel

and Corporate Secretary

Callaway Golf Company

2180 Rutherford Road

Carlsbad, California 92008

(760) 931-1771

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Callaway Golf Company (the “Registrant”) is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to deregister certain securities that were initially registered by the Registrant pursuant to its Registration Statement on Form S-8 initially filed on August 14, 2000 (Registration No. 333-43756) (the “Registration Statement”). Pursuant to the Registration Statement the Registrant registered 500,000 shares of common stock, par value $0.01 per share for issuance under the 2001 Non-Employee Directors Stock Option Plan and 3,000,000 shares of common stock, par value $0.01 per share for issuance under the 1996 Stock Option Plan. Neither the 2001 Non-Employee Directors Stock Option Plan nor the 1996 Stock Option Plan remain in effect and all rights to purchase securities under the 2001 Non-Employee Directors Stock Option Plan and the 1996 Stock Option Plan have been exercised or have expired. Pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment to deregister, as of the effective date of this Post-Effective Amendment, all securities remaining unsold under the Registration Statement relating to the 2001 Non-Employee Directors Stock Option Plan and the 1996 Stock Option Plan.

The following exhibit is being filed or furnished herewith:

Exhibit 24.1	Form of Limited Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on August 28, 2015.

CALLAWAY GOLF COMPANY

By:	/s/ OLIVER G. BREWER III
Name:	Oliver G. Brewer III
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ OLIVER G. BREWER III Oliver G. Brewer III	President and Chief Executive Officer (Principal Executive Officer) and Director	August 28, 2015

/s/ ROBERT K. JULIAN Robert K. Julian	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 28, 2015

/s/ JENNIFER L. THOMAS Jennifer L. Thomas	Chief Accounting Officer (Principal Accounting Officer)	August 28, 2015

* Samuel H. Armacost	Director	August 28, 2015

* Ronald S. Beard	Director	August 28, 2015

* John C. Cushman, III	Director	August 28, 2015

* John F. Lundgren	Director	August 28, 2015

* Adebayo O. Ogunlesi	Director	August 28, 2015

* Richard L. Rosenfield	Director	August 28, 2015

* Linda B. Segre	Director	August 28, 2015

* Anthony S. Thornley	Director	August 28, 2015

*By: /s/ Brian P. Lynch Brian P. Lynch Attorney-in-fact		August 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

24.1	Form of Limited Power of Attorney.